Och-Ziff Capital Management Group LLC Reports
2016 First Quarter Results
NEW YORK, May 3, 2016 – Och-Ziff Capital Management Group LLC (NYSE: OZM) (the “Company” or “Och-Ziff”) today reported GAAP net loss allocated to Class A Shareholders (“GAAP Net Loss”) of $69.4 million, or $0.38 per basic and diluted Class A Share, for the 2016 first quarter.
Summary

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Distributable Earnings loss of $142.5 million, or $0.27 per Adjusted Class A Share, for the 2016 first quarter, which includes a reserve taken for the FCPA investigation in the amount of $200.0 million, or $0.39 per Adjusted Class A Share.

•	Assets under management totaled $43.2 billion as of March 31, 2016.

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Longer-dated assets under management, which are those subject to initial commitment periods of three years or longer, were $16.4 billion, or 38% of the Company’s total assets under management as of March 31, 2016, increasing 2% year-over-year.

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Assets under management in the Company’s dedicated credit, real estate and other single-strategy funds were $15.7 billion, comprising 36% of assets under management as of March 31, 2016, increasing 9% year-over-year.

◦	Estimated assets under management totaled $42.0 billion as of May 1, 2016.
“The global markets have been challenging to date, but this is not the first time we have navigated an environment like this,” said Dan Och, Chairman and Chief Executive Officer of Och-Ziff. “Over time, we believe a proven investment process, a diversified platform of products spanning geographies and asset classes and the flexibility to adapt to changing markets will deliver attractive results for investors in our funds and our firm.”
GAAP NET INCOME (LOSS) ALLOCATED TO CLASS A SHAREHOLDERS
On January 1, 2016, the Company adopted new consolidation accounting guidance that resulted in the deconsolidation of the majority of previously consolidated funds, including all CLOs. The deconsolidation resulted in a significant decrease in the amount of income of consolidated Och-Ziff funds, expenses of consolidated Och-Ziff funds, and net gains of consolidated Och-Ziff funds in our GAAP consolidated statement of comprehensive income (loss). Management fees and incentive income from the previously consolidated funds are also no longer eliminated in consolidation.

For the 2016 first quarter, Och-Ziff reported GAAP Net Loss of $69.4 million, or $0.38 per basic and diluted Class A Share, compared to GAAP net income allocated to Class A Shareholders of $25.9 million, or $0.15 per basic and $0.14 per diluted Class A Share, for the 2015 first quarter. The year-over-year decrease was primarily driven by the $200.0 million FCPA investigation reserve accrual taken in the first quarter of 2016. In addition, lower incentive income and management fees and higher non-compensation expenses, partially offset by lower income taxes and lower compensation and benefits also contributed to the year-over-year decrease.
Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP measures, please see the section titled “Non-GAAP Financial Measures” at the end of this press release.
DISTRIBUTABLE EARNINGS (NON-GAAP)
For the 2016 first quarter, Och-Ziff reported a Distributable Earnings loss of $142.5 million, or $0.27 per Adjusted Class A Share. Excluding the $200.0 million FCPA investigation reserve accrual taken in the first quarter of 2016, Distributable Earnings were $57.5 million, or $0.11 per Adjusted Class A Shares, compared to Distributable Earnings of $126.7 million, or $0.25 per Adjusted Class A Share, for the 2015 first quarter. The year-over-year decrease excluding the reserve was due to lower incentive income and management fees, as well as higher operating expenses. Please see the “Economic Income (Non-GAAP)” section of this press release for a discussion of the drivers affecting the Company’s Economic Income. The adoption of the new consolidation guidance referenced above had no impact on Economic Income or Distributable Earnings.
Distributable Earnings is a non-GAAP measure. For reconciliations of Distributable Earnings to the respective GAAP Net Income for the periods discussed above, please see Exhibit 2 that accompanies this press release. Additionally, please see the section titled “Non-GAAP Financial Measures” at the end of this press release, including the definitions of Distributable Earnings, Adjusted Income Taxes and Adjusted Class A Shares.
ASSETS UNDER MANAGEMENT

			Year-Over-Year Change
(dollars in billions)	March 31, 2016	March 31, 2015	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)	Total	%

Multi-strategy funds	$27.5	$33.9	$(4.3)	$—	$(2.0)	$(6.4)	-19%
Credit
Opportunistic credit funds	5.2	5.2	0.7	(0.5)	(0.2)	—	—%
Institutional Credit Strategies	7.2	5.9	1.4	—	—	1.4	24%
Real estate funds	2.1	2.1	0.2	(0.2)	—	—	—%
Other	1.2	1.3	—	—	(0.1)	(0.1)	-9%
Total	$43.2	$48.3	$(2.0)	$(0.7)	$(2.3)	$(5.1)	-11%
Totals may not sum due to rounding. Please see Exhibit 4 for detailed information.

As of March 31, 2016, assets under management totaled $43.2 billion, a decrease of $5.1 billion, or 11%, from March 31, 2015, which was driven by capital net outflows of $2.0 billion and $725.9 million of distributions to investors and other reductions in the Company's closed-end opportunistic credit and real estate funds. Also contributing to the decline was performance-related depreciation of $2.3 billion. During the month of March, the Company had approximately $65.7 million of intra-month capital net outflows, which are included in the $43.2 billion of assets under management as of March 31, 2016.
Assets under management decreased to an estimated $42.0 billion as of May 1, 2016. This decrease reflected estimated performance-related appreciation of approximately $258.8 million in April and capital net outflows of approximately $1.5 billion, which was comprised of approximately $1.2 billion of capital net outflows on April 1, 2016 and approximately $287.1 million of capital net outflows from April 2, 2016 to May 1, 2016.
Please see detailed assets under management and fund information on Exhibits 4 through 6 that accompany this press release.
Multi-strategy funds
Assets under management in Och-Ziff’s multi-strategy funds totaled $27.5 billion as of March 31, 2016, decreasing 19%, or $6.4 billion, year-over-year. This change was driven by net capital outflows of $4.3 billion, primarily in the OZ Master Fund, the Company’s largest multi-strategy fund, as well as performance-related depreciation of $2.0 billion.
For the first quarter of 2016, the OZ Master Fund, the Company's largest multi-strategy fund, generated a gross return of -3.0% and a net return of -3.4%. On a gross basis, U.S. long/short equity special situations was the largest contributor to the performance-related depreciation, partially offset by positive performance in merger arbitrage, credit-related strategies and convertible and derivative arbitrage.
Credit
Assets under management in Och-Ziff’s dedicated credit products totaled $12.4 billion as of March 31, 2016, increasing $1.4 billion, or 12%, year-over-year. This change was driven by capital net inflows of $2.1 billion, partially offset by $505.3 million of distributions and other reductions in the Company's closed-end opportunistic credit funds and $180.1 million of performance-related depreciation.
Opportunistic credit
Och-Ziff’s opportunistic credit funds seek to generate risk-adjusted returns by capturing value in mispriced investments across disrupted, dislocated and distressed corporate, structured and private credit markets globally.
Assets under management in the Company’s opportunistic credit funds totaled $5.2 billion as of March 31, 2016, essentially unchanged year-over-year. This was due to $662.5 million of capital net inflows, primarily into the Customized Credit Focused Platform, partially offset by $505.3 million of distributions and other reductions related to the Company’s closed-end opportunistic credit funds. Also contributing to the decrease was $170.7 million of performance-related depreciation.
For the first quarter of 2016, the OZ Credit Opportunities Master Fund, the Company’s global opportunistic credit fund, generated a gross return of 1.3% and a net return of 1.0%. On a gross basis, performance was driven by the fund’s U.S. portfolio.

Institutional Credit Strategies
Institutional Credit Strategies (“ICS”) is the Company’s asset management platform that invests in performing credits, including leveraged loans, high-yield bonds, private credit/bespoke financing and investment grade credit via CLOs and other customized solutions for clients.
Assets under management in ICS totaled $7.2 billion as of March 31, 2016, increasing $1.4 billion, or 24%, year-over-year. The increase was primarily driven by three CLOs that closed in the year-over-year period. ICS managed 13 CLOs as of March 31, 2016.
Real estate funds
Assets under management in Och-Ziff’s real estate funds totaled $2.1 billion as of March 31, 2016, increasing $9.5 million year-over-year. The increase was driven by Och-Ziff Real Estate Credit Fund I, partially offset by distributions and other reductions from Och-Ziff Real Estate Fund II. Since inception, the net IRR for Och-Ziff Real Estate Fund II (for which the investment period ended in 2014) was 22.6% through March 31, 2016. Since inception, the net IRR for Och-Ziff Real Estate Fund I (for which the investment period ended in 2010) was 15.6% through March 31, 2016.
ECONOMIC INCOME (NON-GAAP)
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes certain adjustments that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating operating performance in any given period. The adoption of the new consolidation guidance referenced above had no impact on Economic Income.
For reconciliations of Economic Income and its components to the respective GAAP measures, please see Exhibits 2 and 3 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.
Economic Income Revenues (Non-GAAP)
Economic Income revenues for the 2016 first quarter were $175.5 million, a 24% decrease from $229.6 million for the 2015 first quarter. Management fees were $144.4 million, a 12% decrease from $163.8 million for the prior-year period. Incentive income was $30.6 million, 53% lower than the $65.3 million for the prior-year period.
The year-over-year decrease in management fees was driven primarily by lower assets under management in the Company’s multi-strategy funds, partially offset by higher assets under management in the Company’s ICS products. This change in mix also resulted in a lower year-over-year average management fee rate. The year-over-year decrease in incentive income was driven primarily by lower tax distributions taken to cover tax liabilities on incentive income that has been accrued on certain longer-term assets under management, but that will not be realized until the end of the relevant commitment period.
The average management fee rate was 1.31% for the 2016 first quarter. The Company’s average management fee will vary from quarter to quarter based on the mix of products that comprise its assets under management.

Compensation and Benefits (Non-GAAP)
Compensation and benefits for the 2016 first quarter totaled $33.8 million, a slight increase from $33.3 million for the 2015 first quarter. Salaries and benefits were $30.0 million, 8% higher than $27.8 million in the prior-year period. Bonus expense for the 2016 first quarter totaled $3.8 million, 31% lower than $5.5 million for the prior-year period.
The ratio of salaries and benefits to management fees was 21% for the 2016 first quarter, compared to 17% for the 2015 first quarter. These increases were the result of lower year-over-year management fees, as well as higher expense levels.
Non-Compensation Expenses (Non-GAAP)
Non-compensation expenses for the 2016 first quarter totaled $257.1 million, or $57.1 million excluding the $200.0 million FCPA investigation reserve accrual taken in the 2016 first quarter, compared to $40.3 million in the prior-year period. The $16.8 million year-over-year increase excluding the reserve accrual was primarily due to increased legal expenses relating to the investigation.
The ratio of non-compensation expenses excluding the reserve accrual to management fees was 40% for the 2016 first quarter, compared to 25% for the 2015 first quarter.
Economic Income (Non-GAAP)
Economic Income for the first quarter of 2016 was a net loss of $115.3 million, or net income of $84.7 million excluding the $200.0 million FCPA investigation reserve accrual, compared to net income of $155.9 million for the first quarter of 2015. The $71.3 million year-over-year decrease excluding the reserve was driven by lower incentive income and management fees, as well as higher operating expenses.
CAPITAL
As of March 31, 2016, the number of Class A Shares outstanding was 181,352,699. For purposes of calculating Distributable Earnings per Share, the Company assumes that all the interests held by its executive managing directors in the Company’s principal operating subsidiaries (the “Och-Ziff Operating Group”) (collectively, “Partner Units”), as well as Class A Restricted Share Units (“RSUs”) outstanding during the applicable period, have been converted on a one-to-one basis into Class A Shares (“Adjusted Class A Shares”). For the first quarter ended March 31, 2016, the total weighted-average Adjusted Class A Shares outstanding was 518,318,632.
DIVIDEND
The Board of Directors of Och-Ziff did not declare a 2016 first-quarter dividend.
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Dan Och, Chairman and Chief Executive Officer of Och-Ziff, and Joel Frank, Chief Financial Officer, will host a conference call today, May 3, 2016, at 8:30 a.m. Eastern Time to discuss the Company’s 2016 first quarter results. The call can be accessed by dialing +1-888-713-4215 (in the U.S.) or +1-617-213-4867 (international), passcode 13283107. A simultaneous webcast of the call will be available on the Public Investors page of the Company’s website (www.ozcap.com).

For those unable to listen to the live broadcast, a replay will be available shortly after the call by dialing +1-888-286-8010 (in the U.S.) or +1-617-801-6888 (international), passcode 75452259. A webcast replay will also be available on the Company’s website as noted above.
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Non-GAAP Financial Measures
Management evaluates Economic Income for the Och-Ziff Funds segment, the Company’s only reportable operating segment under GAAP, and for the Company’s Other Operations. Economic Income for the Company equals the sum of Economic Income for the Och-Ziff Funds segment and the Company’s Other Operations.
Additionally, throughout this press release management has presented certain non-GAAP measures that exclude the effect of the FCPA investigation reserve accrual taken during the first quarter of 2016. These measures are presented to provide a more comparable view of the Company’s core operating results year-over-year.
The Company conducts substantially all of its business through the Och-Ziff Funds segment, which provides asset management services to its multi-strategy, opportunistic credit and equity funds, Institutional Credit Strategies and other alternative investment vehicles. The Company’s Other Operations are primarily comprised of its real estate business, which provides asset management services to its real estate funds.
The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Income or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies.
For reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures, please see Exhibits 2 and 3 that accompany this press release.
Economic Income
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management uses Economic Income as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.
Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

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Income allocations to the Company’s executive managing directors on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

•	Reorganization expenses related to the Company’s IPO, equity-based compensation expenses and depreciation and amortization expenses, as management does not consider these non-cash expenses to be reflective of operating performance. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement.

•	Changes in the tax receivable agreement liability and net gains (losses) on investments in Och-Ziff funds, as management does not consider these items to be reflective of operating performance.

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Amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance. The Company also defers the recognition of incentive income allocations from the consolidated Och-Ziff funds until all clawback contingencies are resolved, consistent with the revenue recognition policy for the funds the Company does not consolidate.

In addition, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund.
As a result of the adjustments described above, as well as an adjustment to present management fees net of recurring placement and related service fees (rather than considering these fees an expense), management fees, incentive income, compensation and benefits, non-compensation expenses and net income allocated to noncontrolling interests as presented on an Economic Income basis are also non-GAAP measures.
Distributable Earnings
Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income less Adjusted Income Taxes. Adjusted Income Taxes are estimated assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis, and include the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC. Partner Units represent interests in the Och-Ziff Operating Group held by the Company’s executive managing directors, including the Och-Ziff Operating Group A Units and Och-Ziff Operating Group D Units. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares.
Management believes Distributable Earnings provides useful information to investors because it uses Distributable Earnings, among other financial information, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s executive managing directors with respect to their Partner Units.
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Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,”

“assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.
Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. We caution that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; conditions impacting the alternative asset management industry; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its active executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to its business; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.
If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, its actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2015, dated February 11, 2016, as well as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement because of new information, future developments or otherwise.
This press release does not constitute an offer of any Och-Ziff fund.
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About Och-Ziff Capital Management Group LLC
Och-Ziff Capital Management Group LLC is one of the largest institutional alternative asset managers in the world, with offices in New York, London, Hong Kong, Mumbai, Beijing, Dubai, Shanghai and Houston. Och-Ziff provides asset management services to investors globally through its multi-strategy funds, dedicated credit funds, including opportunistic credit funds and Institutional Credit Strategies products, real estate funds and other alternative investment vehicles. Och-Ziff seeks to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the broader markets, and with an emphasis on preservation of capital. Och-Ziff’s funds invest across multiple strategies and geographies, consistent with the investment objectives for each fund. The global investment strategies Och-Ziff employs include convertible and derivative arbitrage, corporate credit, long/short equity special situations, merger arbitrage, private investments, real estate and structured credit. As of May 1, 2016, Och-Ziff had approximately $42.0 billion in assets under management. For more information, please visit Och-Ziff’s website (www.ozcap.com).

Investor Relations Contact:
Tina Madon
Managing Director
Head of Public Markets Investor Relations
Och-Ziff Capital Management Group LLC
+1-212-719-7381
tina.madon@ozcap.com
Media Relations Contact:
Joe Snodgrass
Managing Director
Head of Corporate Communications
+1-212-887-4821
joseph.snodgrass@ozcap.com

EXHIBIT 1
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Consolidated Statements of Comprehensive (Loss) Income (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Revenues
Management fees	$156,910	$165,943
Incentive income	30,587	57,110
Other revenues	579	461
Income of consolidated Och-Ziff funds	366	109,337
Total Revenues	188,442	332,851

Expenses
Compensation and benefits	54,261	69,918
Reorganization expenses	—	4,017
Interest expense	5,386	5,245
General, administrative and other	267,524	49,835
Expenses of consolidated Och-Ziff funds	266	59,888
Total Expenses	327,437	188,903

Other Income
Net gains on investments in Och-Ziff funds and joint ventures	249	117
Net gains of consolidated Och-Ziff funds	545	45,885
Total Other Income	794	46,002

(Loss) Income Before Income Taxes	(138,201)	189,950
Income taxes	18,539	25,160
Consolidated and Comprehensive Net (Loss) Income	$(156,740)	$164,790

Allocation of Consolidated and Comprehensive Net (Loss) Income
Class A Shareholders	$(69,356)	$25,871
Noncontrolling interests	(87,845)	133,353
Redeemable noncontrolling interests	461	5,566
	$(156,740)	$164,790

(Loss) Earnings Per Class A Share
Basic	$(0.38)	$0.15
Diluted	$(0.38)	$0.14

Weighted-Average Class A Shares Outstanding
Basic	182,548,852	177,634,861
Diluted	182,548,852	180,156,745

EXHIBIT 2
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended March 31, 2016			Three Months Ended March 31, 2015
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net (loss) income allocated to Class A Shareholders—GAAP	$(71,722)	$2,366	$(69,356)	$4,462	$21,409	$25,871
Net (loss) income allocated to the Och-Ziff Operating Group A Units	(88,019)	—	(88,019)	80,932	—	80,932
Equity-based compensation, net of RSUs settled in cash	17,968	574	18,542	28,005	791	28,796
Income taxes	18,539	—	18,539	25,160	—	25,160
Adjustment for incentive income allocations from consolidated funds subject to clawback	—	—	—	2,240	(20,713)	(18,473)
Allocations to Och-Ziff Operating Group D Units	875	—	875	5,697	338	6,035
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	—	1,264	1,264	—	1,419	1,419
Reorganization expenses	—	—	—	4,017	—	4,017
Changes in tax receivable agreement liability	(145)	—	(145)	(25)	—	(25)
Depreciation and amortization	3,215	187	3,402	1,964	185	2,149
Other adjustments	(650)	219	(431)	211	(144)	67
Economic Income—Non-GAAP	$(119,939)	$4,610	(115,329)	$152,663	$3,285	155,948
Adjusted Income Taxes—Non-GAAP(1)			(27,189)			(29,250)
Distributable Earnings—Non-GAAP			$(142,518)			$126,698

Weighted-Average Class A Shares Outstanding			182,548,852			177,634,861
Weighted-Average Partner Units			322,644,220			324,488,916
Weighted-Average Class A Restricted Share Units (RSUs)			13,125,560			12,589,942
Weighted-Average Adjusted Class A Shares			518,318,632			514,713,719

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$(0.27)			$0.25

Economic Income—Non-GAAP			$(115,329)
FCPA investigation reserve accrual			200,000
Economic Income Excluding Reserve—Non-GAAP			84,671
Adjusted Income Taxes—Non-GAAP(1)			(27,189)
Distributable Earnings Excluding Reserve—Non-GAAP			$57,482

Distributable Earnings Per Adjusted Class A Share Excluding Reserve—Non-GAAP			$0.11

(1) Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 3
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Three Months Ended March 31, 2016			Three Months Ended March 31, 2015
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees—GAAP	$151,775	$5,135	$156,910	$161,168	$4,775	$165,943
Adjustment to management fees(1)	(12,531)	—	(12,531)	(2,100)	—	(2,100)
Management Fees—Economic Income Basis—Non-GAAP	139,244	5,135	144,379	159,068	4,775	163,843

Incentive income—GAAP	26,953	3,634	30,587	57,110	—	57,110
Adjustment to incentive income(2)	—	—	—	6,660	1,513	8,173
Incentive Income—Economic Income Basis—Non-GAAP	26,953	3,634	30,587	63,770	1,513	65,283
Other revenues	572	7	579	452	9	461
Total Revenues—Economic Income Basis—Non-GAAP	$166,769	$8,776	$175,545	$223,290	$6,297	$229,587

Compensation and benefits—GAAP	$49,726	$4,535	$54,261	$64,810	$5,108	$69,918
Adjustment to compensation and benefits(3)	(18,667)	(1,838)	(20,505)	(34,028)	(2,548)	(36,576)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$31,059	$2,697	$33,756	$30,782	$2,560	$33,342

Interest expense and general, administrative and other expenses—GAAP	$271,254	$1,656	$272,910	$54,439	$641	$55,080
Adjustment to interest expense and general, administrative and other expenses(4)	(15,603)	(187)	(15,790)	(14,586)	(189)	(14,775)
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	255,651	1,469	257,120	39,853	452	40,305
FCPA investigation reserve accrual	(200,000)	—	(200,000)	—	—	—
Non-Compensation Expenses Excl. Reserve—Economic Income Basis—Non-GAAP	$55,651	$1,469	$57,120	$39,853	$452	$40,305

Net gains on investments in Och-Ziff funds and joint ventures—GAAP	$83	$166	$249	$117	$—	$117
Adjustment to net gains on investments in Och-Ziff funds and joint ventures(5)	(83)	(166)	(249)	(117)	—	(117)
Net Gains on Joint Ventures—GAAP	$—	$—	$—	$—	$—	$—

Net (loss) income allocated to noncontrolling interests—GAAP	$(88,021)	$176	$(87,845)	$126,489	$6,864	$133,353
Adjustment to net income allocated to noncontrolling interests(6)	88,019	(176)	87,843	(126,497)	(6,864)	(133,361)
Net Loss Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(2)	$—	$(2)	$(8)	$—	$(8)

(1)
Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.

(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.

(3)
Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. Further, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Distributions to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

(4)
Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(5)	Adjustment to exclude net gains on investments in Och-Ziff funds, as management does not consider these gains to be reflective of the operating performance of the Company.

(6)
Adjustment to exclude amounts allocated to the executive managing directors on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings to investors in those funds, is also removed.

EXHIBIT 4
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Summary Of Changes In Assets Under Management(1) (Unaudited)
(dollars in thousands)

	Three Months Ended March 31, 2016
	December 31, 2015	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	March 31, 2016

Multi-strategy funds	$29,510,248	$(1,054,252)	$—	$(944,866)	$27,511,130
Credit
Opportunistic credit funds	5,383,629	(60,316)	(141,000)	(3,785)	5,178,528
Institutional Credit Strategies	7,241,680	5,379	—	(4,255)	7,242,804
Real estate funds	2,048,559	75,039	(54,293)	(1,435)	2,067,870
Other	1,310,745	(43,372)	—	(55,647)	1,211,726
Total	$45,494,861	$(1,077,522)	$(195,293)	$(1,009,988)	$43,212,058

	Three Months Ended March 31, 2015
	December 31, 2014	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	March 31, 2015

Multi-strategy funds	$34,100,390	$(1,461,319)	$—	$1,233,571	$33,872,642
Credit
Opportunistic credit funds	5,098,600	398,253	(362,930)	58,066	5,191,989
Institutional Credit Strategies	5,166,734	688,052	—	2,613	5,857,399
Real estate funds	2,022,399	54,513	(14,292)	(4,254)	2,058,366
Other	1,146,292	113,932	(1)	69,608	1,329,831
Total	$47,534,415	$(206,569)	$(377,223)	$1,359,604	$48,310,227

(1)
Includes amounts invested by the Company, its executive managing directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.

(2)
Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product.

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information(1) (Unaudited)
(dollars in thousands)

	Assets Under Management as of March 31,		Returns for the Three Months Ended March 31,				Annualized Returns Since Inception Through March 31, 2016
			2016		2015
	2016	2015	Gross	Net	Gross	Net	Gross		Net

Multi-strategy funds
OZ Master Fund(2)	$22,576,072	$27,698,583	-3.0%	-3.4%	5.2%	3.8%	17.0%	(2)	11.9%	(2)
OZ Asia Master Fund	1,156,795	1,345,004	-2.7%	-3.2%	6.9%	5.4%	9.7%		5.6%
OZ Europe Master Fund	861,950	1,076,861	-2.0%	-2.4%	5.6%	4.3%	11.8%		7.7%
OZ Enhanced Master Fund	1,055,923	1,243,367	-5.3%	-5.8%	8.8%	6.6%	9.3%		5.2%
Och-Ziff European Multi-Strategy UCITS Fund	277,361	305,586	-4.5%	-4.9%	5.8%	5.3%	4.6%		1.8%
Other funds	1,583,029	2,203,241	n/m	n/m	n/m	n/m	n/m		n/m
	27,511,130	33,872,642
Credit
Opportunistic credit funds:
OZ Credit Opportunities Master Fund	1,499,382	1,551,706	1.3%	1.0%	0.9%	0.8%	16.0%		11.5%
Customized Credit Focused Platform	2,466,215	1,792,721	0.5%	0.4%	1.9%	1.4%	18.4%		13.9%
Closed-end opportunistic credit funds	756,196	1,283,467	See the following page for information on the Company’s closed-end opportunistic credit funds.
Other funds	456,735	564,095	n/m	n/m	n/m	n/m	n/m		n/m
	5,178,528	5,191,989
Institutional Credit Strategies	7,242,804	5,857,399	See the following page for information on the Company’s institutional credit strategies.
	12,421,332	11,049,388

Real estate funds	2,067,870	2,058,366	See the second following page for information on the Company’s real estate funds.

Other	1,211,726	1,329,831	n/m	n/m	n/m	n/m	n/m		n/m

Total	$43,212,058	$48,310,227
n/m not meaningful
Please see the last page of this Exhibit 5 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of March 31,		Inception to Date as of March 31, 2016
					IRR
	2016	2015	Total Commitments	Total Invested Capital(3)	Gross(4)	Net(5)	Gross MOIC(6)

Closed-end Opportunistic Credit Funds (Investment Period)
OZ European Credit Opportunities Fund (2012-2015)	$175,664	$335,707	$459,600	$305,487	16.9%	12.7%	1.4x
OZ Structured Products Domestic Fund II (2011-2014)(7)	257,261	402,703	326,850	326,850	18.2%	13.9%	1.7x
OZ Structured Products Offshore Fund II (2011-2014)(7)	237,353	338,434	304,531	304,531	14.8%	11.0%	1.5x
OZ Structured Products Offshore Fund I (2010-2013)(7)	22,976	32,530	155,098	155,098	23.9%	19.1%	2.1x
OZ Structured Products Domestic Fund I (2010-2013)(7)	14,240	15,104	99,986	99,986	22.8%	18.1%	2.0x
Other funds	48,702	158,989	298,250	268,250	n/m	n/m	n/m
	$756,196	$1,283,467	$1,644,315	$1,460,202
n/m not meaningful
Please see the last page of this Exhibit 5 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

			Assets Under Management as of March 31,
	Closing Date	Initial Deal Size	2016	2015

Institutional Credit Strategies
CLOs:
OZLM I	July 19, 2012	$510,700	$498,801	$468,752
OZLM II	November 1, 2012	560,100	515,767	517,366
OZLM III	February 20, 2013	653,250	612,179	613,652
OZLM IV	June 27, 2013	600,000	541,469	543,245
OZLM V	December 17, 2013	501,250	469,582	470,831
OZLM VI	April 16, 2014	621,250	598,395	593,085
OZLM VII	June 26, 2014	824,750	796,872	796,315
OZLM VIII	September 9, 2014	622,250	596,764	596,858
OZLM IX	December 22, 2014	510,208	496,009	494,244
OZLM XI	March 12, 2015	510,500	491,528	490,977
OZLM XII	May 28, 2015	565,650	548,328	—
OZLM XIII	August 6, 2015	511,600	496,471	—
OZLM XIV	December 21, 2015	507,420	495,798	—
		7,498,928	7,157,963	5,585,325
Other funds	n/a	n/a	84,841	272,074
		$7,498,928	$7,242,804	$5,857,399

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of March 31,		Inception to Date as of March 31, 2016
				Total Investments					Realized/Partially Realized Investments(8)
	2016	2015	Total Commitments	Invested Capital(9)	Total Value(10)	Gross IRR(11)	Net IRR(5)	Gross MOIC(12)	Invested Capital	Total Value	Gross IRR(11)	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$33,122	$44,470	$408,081	$385,183	$787,967	25.2%	15.6%	2.0x	$359,360	$780,524	28.1%	2.2x
Och-Ziff Real Estate Fund II (2011-2014)(7)	346,558	413,938	839,508	731,170	1,298,308	35.0%	22.6%	1.8x	548,630	1,067,358	39.9%	1.9x
Och-Ziff Real Estate Fund III (2014-2019)(13)	1,450,927	1,441,630	1,500,000	308,364	342,346	n/m	n/m	n/m	—	—	n/m	n/m
Och-Ziff Real Estate Credit Fund I (2015-2019)(13)	130,150	—	172,450	22,419	26,483	n/m	n/m	n/m	22,419	26,483	n/m	n/m
Other funds	107,113	158,328	219,626	69,374	110,952	n/m	n/m	n/m	—	—	n/m	n/m
	$2,067,870	$2,058,366	$3,139,665	$1,516,510	$2,566,056				$930,409	$1,874,365

	Unrealized Investments as of March 31, 2016
	Invested Capital	Total Value	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$25,823	$7,443	0.3x
Och-Ziff Real Estate Fund II (2011-2014)(7)	182,540	230,950	1.3x
Och-Ziff Real Estate Fund III (2014-2019)(13)	308,364	342,346	n/m
Och-Ziff Real Estate Credit Fund I (2015-2019)(13)	—	—	n/m
Other funds	69,374	110,952	n/m
	$586,101	$691,691
n/m not meaningful
Please see the last page of this Exhibit 5 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — Footnotes

(1)
The return information reflected in these tables represents, where applicable, the composite performance of all feeder funds that comprise each of the master funds presented. Gross return information is generally calculated using the total return of all feeder funds, net of all fees and expenses except management fees and incentive income of such feeder funds and master funds and the returns of each feeder fund include the reinvestment of all dividends and other income. Net return information is generally calculated as the gross returns less management fees and incentive income (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization). Return information also includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns. The performance calculation for the OZ Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in OZ Master Fund in currencies other than the U.S. Dollar.

(2)
The annualized returns since inception are those of the Och-Ziff Multi-Strategy Composite, which represents the composite performance of all accounts that were managed in accordance with the Company’s broad multi-strategy mandate that were not subject to portfolio investment restrictions or other factors that limited the Company’s investment discretion since inception on April 1, 1994. Performance is calculated using the total return of all such accounts net of all investment fees and expenses of such accounts, except incentive income on unrealized gains attributable to Special Investments that could reduce returns in these investments at the time of realization, and the returns include the reinvestment of all dividends and other income. For the period from April 1, 1994 through December 31, 1997, the returns are gross of certain overhead expenses that were reimbursed by the accounts. Such reimbursement arrangements were terminated at the inception of the OZ Master Fund on January 1, 1998. The size of the accounts comprising the composite during the time period shown vary materially. Such differences impacted the Company’s investment decisions and the diversity of the investment strategies followed. Furthermore, the composition of the investment strategies the Company follows is subject to its discretion, has varied materially since inception and is expected to vary materially in the future. As of March 31, 2016, the gross and net annualized returns since the OZ Master Fund’s inception on January 1, 1998 were 13.0% and 8.7%, respectively.

(3)	Represents funded capital commitments net of recallable distributions to investors.

(4)
Gross internal rate of return (“IRR”) for the Company’s closed-end opportunistic credit funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the fund as of March 31, 2016, including the fair value of unrealized investments as of such date, together with any appreciation or depreciation from related hedging activity. Gross IRR does not include the effects of management fees or incentive income, which would reduce the return, and includes the reinvestment of all fund income.

(5)
Net IRR is calculated as described in footnotes (4) and (11), but is reduced by all management fees and for the real estate funds other fund-level fees and expenses not adjusted for in the calculation of gross IRR. Net IRR is further reduced by accrued and paid incentive income, which will be payable upon the distribution of each fund’s capital in accordance with the terms of the relevant fund. Accrued incentive income may be higher or lower at such time. The net IRR represents a composite rate of return for a fund and does not reflect the net IRR specific to any individual investor.

(6)
Gross multiple of invested capital (“MOIC”) for the Company’s closed-end opportunistic credit funds is calculated by dividing the sum of the net asset value of the fund, accrued incentive income, life-to-date incentive income and management fees paid and any non-recallable distributions made from the fund by the invested capital.

(7)
These funds have concluded their investment periods, and therefore the Company expects assets under management for these funds to decrease as investments are sold and the related proceeds are distributed to the investors in these funds.

(8)
An investment is considered partially realized when the total amount of proceeds received, including dividends, interest or other distributions of income and return of capital, represents at least 50% of invested capital.

(9)	Invested capital represents total aggregate contributions made for investments by the fund.

(10)
Total value represents the sum of realized distributions and the fair value of unrealized and partially realized investments as of March 31, 2016. Total value will be impacted (either positively or negatively) by future economic and other factors. Accordingly, the total value ultimately realized will likely be higher or lower than the amounts presented as of March 31, 2016.

(11)
Gross IRR for the Company’s real estate funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the aggregated investments as of March 31, 2016, including the fair value of unrealized and partially realized investments as of such date, together with any unrealized appreciation or depreciation from related hedging activity. Gross IRR is not adjusted for estimated management fees, incentive income or other fees or expenses to be paid by the fund, which would reduce the return.

(12)
Gross MOIC for the Company’s real estate funds is calculated by dividing the value of a fund’s investments by the invested capital, prior to adjustments for incentive income, management fees or other expenses to be paid by the fund.

(13)	This fund recently launched and has only invested a small portion of its committed capital; therefore, IRR and MOIC information is not presented, as it is not meaningful.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Longer-Term Assets Under Management (Unaudited)
(dollars in thousands)

As of March 31, 2016, approximately 38% of the Company’s assets under management were subject to initial commitment periods of three years or longer. The Company earns incentive income on these assets based on the cumulative investment performance generated over this commitment period. The table below presents the amount of these assets under management, as well as the amount of incentive income accrued at the fund level but for which the commitment period has not concluded. These amounts have not yet been recognized in our revenues, as the Company recognizes incentive income at the end of the commitment period when amounts are no longer subject to clawback. Further, these amounts may ultimately not be recognized as revenue by the Company in the event of future losses in the respective funds.

	March 31, 2016
	Longer-Term Assets Under Management	Accrued Unrecognized Incentive

Multi-strategy funds	$2,774,875	$5,823
Credit
Opportunistic credit funds	4,095,105	98,768
Institutional Credit Strategies	7,204,081	—
Real estate funds	2,067,870	127,178
Other	271,371	—
	$16,413,302	$231,769
The Company recognizes incentive income on its longer-term assets under management in multi-strategy funds and open-end opportunistic credit funds at the end of their respective commitment periods, which are generally three to five years. The Company expects the commitment period with respect to approximately 5% and 17% of the longer-term assets under management in the multi-strategy funds to mature during the second quarter of 2016 and the remainder of 2016, respectively. The Company does not expect the commitment period for a significant amount of longer-term assets under management in its open-end opportunistic credit funds to expire during the second quarter of 2016; however, the Company does expect the commitment period with respect to approximately 10% of the longer-term assets under management to mature during the remainder of 2016. Incentive income related to assets under management in the Company’s closed-end opportunistic credit funds and its real estate funds is generally recognized at or near the end of the life of each fund. These funds generally begin to make distributions after the conclusion of their respective investment period, as presented in the tables in Exhibit 5. However, these investment periods may generally be extended for an additional one to two years.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Financial Supplement (Unaudited)
As of April 1, 2016

OZ Master Fund by Investment Strategy		Investors by Type(1)
Long/Short Equity Special Situations	58%	Pensions	35%
Merger Arbitrage	14%	Private Banks	16%
Structured Credit	10%	Corporate, Institutional and Other	12%
Convertible and Derivative Arbitrage	9%	Fund-of-Funds	12%
Corporate Credit	7%	Foundations and Endowments	12%
Private Investments	2%	Related Parties	7%
		Family Offices and Individuals	6%

Assets Under Management by Geography(2)		Investors by Geography(1)
North America	71%	North America	74%
Europe	18%	Europe	15%
Asia	11%	Asia and Other	11%

(1)	Presents the composition of the Company’s fund investor base across its funds excluding investors in its CLOs.

(2)
The North American exposure includes the United States, Canada, Central America and South America. The European exposure includes Africa and the Middle East. The Asian exposure includes Australia and New Zealand.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Assets Under Management Trends (Unaudited)
(dollars in thousands)

	Assets Under Management as of
	March 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012

Total Assets Under Management	$43,212,058	$45,494,861	$47,534,415	$40,238,812	$32,603,930
Year-over-Year Change	-11%	-4%	18%	23%	13%

Longer-Term Assets Under Management(1)	$16,413,302	$16,842,321	$15,150,049	$10,640,836	$6,947,746
% of Total Assets Under Management	38%	37%	32%	26%	21%

Assets Under Management by Product
Multi-strategy funds	64%	65%	72%	79%	85%
Credit
Opportunistic credit funds	12%	12%	11%	11%	7%
Institutional Credit Strategies	17%	16%	11%	6%	3%
Real estate funds	5%	5%	4%	2%	3%
Other	2%	2%	2%	2%	2%
Total assets under management in credit, real estate and other funds	36%	35%	28%	21%	15%

(1)	Longer-term assets under management are those subject to initial commitment periods of three years or longer. Please see Exhibit 6 for additional information.